Exhibit 10.2

€5,370,157

FACILITY AGREEMENT

Dated 30 April 2005

for

VIA NET.WORKS, INC.

as Borrower

with

CLARA.NET HOLDINGS LIMITED

acting as Lender

Ref: NYN

CONTENTS

CLAUSE

SECTION 1
INTERPRETATION
1.	Definitions and interpretation

SECTION 2
THE FACILITY
2.	The Facility
3.	Purpose
4.	Conditions of Utilisation

SECTION 3
UTILISATION
5.	Utilisation

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
6.	Repayment
7.	Prepayment and cancellation

SECTION 5
COSTS OF UTILISATION
8.	Interest
9.	Arrangement fees

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
10.	Tax gross up and indemnities
11.	Other indemnities
12.	Enforcement costs

SECTION 7
REPRESENTATIONS AND UNDERTAKINGS
13.	Representations
14.	Operational Undertakings
15.	Margin regulation undertakings

SECTION 8
ACCELERATION
16.	Acceleration

SECTION 9
MISCELLANEOUS
17.	Changes to the Parties
18.	No set-off by the Borrower
19.	Business Days
20.	Currency of account
21.	Set-off
22.	Notices
23.	Partial invalidity
24.	Remedies and waivers
25.	Amendments and waivers

26.	Counterparts

SECTION 10
GOVERNING LAW AND ENFORCEMENT
27.	Governing law
28.	Enforcement

THE SCHEDULES

SCHEDULE

SCHEDULE 1 Conditions precedent
SCHEDULE 2 Utilisation Request

THIS AGREEMENT is dated 30 April 2005 and made between:

(1)                            VIA NET.WORKS, INC. as borrower (the “Borrower”); and

(2)                            CLARA.NET HOLDINGS LIMITED as lender (the “Lender”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                 Definitions and interpretation

1.1                           Definitions

Unless a contrary indication appears herein, all terms in this Agreement shall have the same definition and construction as in the Acquisition Agreement, and:

“Acquisition Agreement” means the sale and purchase agreement dated on or about the date of this Agreement between the Obligors, Clara.net Holdings Limited and Claranet Group Limited relating to the operating subsidiaries and certain assets and liabilities of the Obligors.

“Alternative Currency” means a currency other than euro.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including 10 June 2005 to and including the day immediately before the Termination Date.

“Available Commitment” means the Current Commitment minus:

(a)                                   the Euro Amount of any outstanding Loans; and

(b)                                  in relation to any proposed Utilisation, the Euro Amount of any Loans that are due to be made on or before the proposed Utilisation Date.

“Belgian Share Pledge” means the Share Pledge Agreement in respect of the shares of PSINet Belgium BVBA/SPRL granted by the Pledgor to the Lender on or about the date of this Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the US (or any successor).

“Borrower Termination” means the termination of the Acquisition Agreement by the Borrower pursuant to clause 5.5.4 of the Acquisition Agreement.

“Break Costs” means the amount (if any) by which:

(a)                                   the interest which the Lender should have received for the period from the date of receipt of all or any part of a Loan to the Termination Date in respect of that Loan, had the principal amount received been paid on the Termination Date;

exceeds:

(b)                                  the amount which the Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in London for a period starting on the Business Day following receipt or recovery and ending on the Termination Date.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Amsterdam.

“Cash Requests” means the cash requests to accompany each Utilisation Request pursuant to Clause 5.2(a)(iv) (Completion of a Utilisation Request).

“Commitment” means the Current Commitment at the time and at all times thereafter (which shall at no time exceed €5,370,157), to the extent not cancelled or reduced pursuant to the terms of this Agreement.

“Current Commitment” means:

(a)	From 10 June 2005	to 23 June 2005 (inclusive):	€958,957

(b)	From 24 June 2005	to 9 July 2005 (inclusive):	€1,917,913

(c)	From 10 July 2005	to 23 July 2005 (inclusive):	€3,260,453

(d)	From 24 July 2005	to 9 August 2005 (inclusive):	€4,411,201

(e)	From 10 August 2005	to the Termination Date (inclusive):	€5,370,157

to the extent not cancelled or reduced pursuant to the terms of this Agreement and provided that up to €767,165 of the Current Commitment of €958,957 shown to be available from 10 June 2005 shall be made available from 1 June 2005 (with the balance of such €958,957 being vailable on 10 June 2005) in accordance with and subject to the provisions of Clause 5.4(c).

“Dutch Share Pledge” means the Right of Pledge in respect of the shares of PSINet Netherlands B.V. granted by the Pledgor to the Lender on or about the date of this Agreement.

“Euro Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in euro, that amount converted into euro at a rate agreed between the Lender and the Borrower on or prior to the date of the Utilisation Request as being applicable to that Loan).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Finance Document” means this Agreement, any Security Document and any other document designated as such by the Lender and the Borrower.

“French Share Pledge” means the Financial Instruments Account Pledge Agreement (Convention de Nantissement De Compte D’Instruments Financiers) in respect of the shares of Agence des Médias Numériques S.A.S. granted by the Pledgor to the Lender on or about the date of this Agreement.

“German Share Pledge” means the Share Pledge Agreement (Geschäftsanteilsverpfändung) in respect of the shares of PSINet Germany GmbH, granted by the Pledgor to the Lender on or about the date of this Agreement.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Margin Stock” means margin stock or margin security within the meaning of Regulation T, U or X.

“Obligor” means the Borrower or the Pledgor.

“Party” means a party to this Agreement.

“Permitted Utilisation Date” means any of 10 June 2005, 24 June 2005, 10 July 2005, 24 July 2005 and 10 August 2005, or if any of the foregoing is not a Business Day, the next day which is a Business Day, provided that in the case of notification by the Borrower in accordance with Clause 5.4(c), “Permitted Utilisation Date” shall include 1 June 2005.

“Pledged Companies” means collectively each of PSINet Netherlands B.V., Agence des Médias Numériques S.A.S., PSINet Belgium BVBA/SPRL and PSINet Germany GmbH and “Pledged Company” means any one of them.

“Pledgor” means VIA NET.WORKS Holdco, Inc..

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or, as the case may be, X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Repayment Date” means the earlier of the Termination Date and the date any Loan is accelerated pursuant to Clause 16 (Acceleration).

“Repeating Representations” means each of the representations set out in Clauses 13.1 (Status) to 13.4 (Power and authority), 13.6 (Governing law and enforcement) and 13.7 (Pari passu ranking) to 13.10 (US regulation representations).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means any of:

(a)                                  the French Share Pledge;

(b)                                 the German Share Pledge;

(c)                                  the Dutch Share Pledge;

(d)                                 the Belgian Share Pledge; and

(e)                                  any other document that may at any time be designated as such by the Lender and the Borrower.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date which is the earlier of the Closing Date and 9 September 2005.

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Finance Documents.

“US” or “United States” means the United States of America.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978, as amended, or any other United States federal or state bankruptcy, liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar law for the relief of debtors.

“US Insolvency Event” means any of the following in respect of the Borrower:

(a)                                   it makes a general assignment for the benefit of creditors;

(b)                                  it commences a voluntary case or proceeding under any US Bankruptcy Law;

(c)                                   an involuntary proceeding under any US Bankruptcy Law is commenced against it and is not challenged by appropriate means within ten (10) days and is not dismissed or stayed within sixty (60) days after commencement of such case;

(d)                                  a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any US Bankruptcy Law for, or takes charge of, all or a substantial part of the property of the Borrower or any other VIA Group Company; or

(e)                                   any corporate action is taken by the Borrower or any other VIA Group Company for the purpose of effecting any of the foregoing.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

“VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other tax of a similar nature.

“VIA Group Companies” means collectively the Obligors and the Group Companies and “VIA Group Company” means any of them.

“VIA Termination Event” means any of:

(a)                                   the Lender becoming entitled to terminate the Acquisition Agreement under clause 5.5 or clause 6.7.1 of the Acquisition Agreement;

(b)                                  a material failure by an Obligor to comply with any provision of the Finance Documents;

(c)                                   it being or becoming unlawful for an Obligor to perform any of its obligations under the Finance Documents; or

(d)                                  any Security Document being not in full force and effect or not creating in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

1.2                           Construction

(a)                            Unless a contrary indication appears, any reference in this Agreement to:

(i)                                      the “Lender” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                   “assets” includes present and future properties, revenues and rights of every description;

(iii)                                a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iv)                               “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                                  a “person” includes any person, firm company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)                               a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(vii)                            a provision of law is a reference to that provision as amended or re-enacted.

(b)                           Section, Clause and Schedule headings are for ease of reference only, and a reference to a “Section”,  “Clause” or “Schedule” shall be a reference to a section, clause or schedule respectively of this Agreement.

(c)                            Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or that notice as in this Agreement.

1.3                           Third party rights

A person who is not a Party has no right under the United Kingdom Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement, save that each of the Purchasers and the Sellers may enforce Clause 21(b) (Set-off) as if it were a party to this Agreement.

SECTION 2

THE FACILITY

2.                                 The Facility

2.1                           The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in an amount equal to the Commitment.

3.                                 Purpose

3.1                           Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards funding the VIA Group Companies’ working capital requirements in a manner consistent with the Working Capital Projections.

3.2                           Monitoring

Without prejudice to its rights under this Agreement, the Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                 Conditions of Utilisation

4.1                           Initial conditions precedent

(a)                            The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance reasonably satisfactory to the Lender. The Lender shall notify the Borrower promptly in writing upon being so satisfied.

(b)                           The Borrower will procure that the conditions precedent are satisfied as soon as practicable on or after the date of this Agreement.

4.2                           Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Availability of Loans) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                            no VIA Termination Event or Borrower Termination has occurred or would result from the proposed Loan;

(b)                           the Repeating Representations to be made by the Borrower are true in all material respects; and

(c)                            the Lender is satisfied (acting reasonably) that the Cash Requests accompanying the Utilisation Request pursuant to Clause 5.2(a)(iv) (Completion of a Utilisation Request) have been prepared based on fair and reasonable assumptions.

SECTION 3

UTILISATION

5.                                 Utilisation

5.1                           Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than five (5), and no earlier than seven (7), Business Days before the Utilisation Date.

5.2                           Completion of a Utilisation Request

(a)                            Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      the proposed Utilisation Date is a Permitted Utilisation Date within the Availability Period;

(ii)                                   the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)                                it specifies the account and bank (which must be in London or Amsterdam) to which the proceeds of the Utilisation are to be credited; and

(iv)                               it is accompanied by copies of cash requests from each VIA Group Company to be funded by the proceeds of the proposed Loan, current as of a date no earlier than five (5) Business Days prior to the date of the Utilisation Request and setting out in reasonable detail each of the expenditure items to be met by such funding.

(b)                           Only one (1) Loan may be requested in each Utilisation Request.

(c)                            The Borrower shall use reasonable endeavours to furnish promptly any further details and explanations reasonably requested by the Lender in respect of any Cash Request, or the assumptions underlying the same.

5.3                           Currency and amount

(a)                            The currency specified in a Utilisation Request must be euro unless the Borrower and the Lender have agreed in writing that the  proposed Loan shall be denominated in an Alternative Currency in which case it shall be in such Alternative Currency.

(b)                           The amount of the proposed Loan must be:

(i)                                      if the currency of the proposed Loan is to be euro, less than or equal to the Available Commitment; or

(ii)                                   if the currency of the proposed Loan is to be an Alternative Currency, such that its Euro Amount is less than or equal to the Available Commitment.

5.4                           Availability of Loans

(a)                            Subject to paragraph (b) below, if the conditions set out in this Agreement have been met, the Lender shall make each Loan available by the Utilisation Date.

(b)                           If, on the Business Day before any Utilisation Date:

(i)                                      the Alternative Currency requested is not readily available to the Lender in the amount required; or

(ii)                                   compliance with the Lender’s obligation to make available a Loan in the proposed Alternative Currency would contravene a law or regulation applicable to it,

the Lender will give notice to the Borrower to that effect by 12.00 noon on that day.  In this event the Lender will make the Loan available in euro in an amount equal to the Euro Amount of that Loan (to such alternate account and bank as the Borrower shall specify, if any) unless otherwise advised by the Borrower prior to 5.00pm on that day.

(c)                            The first Utilisation Date shall be 10 June 2005, provided that upon written notification requesting such change to the Lender by the Borrower (which notification shall be irrevocable) no later than 16 May 2005, the first Utilisation Date shall be 1 June 2005 and the defined term “Current Commitment” shall be construed accordingly.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                 Repayment

6.1                           Repayment of Loans

The Borrower shall repay each Loan, together with accrued interest, on the Termination Date.

6.2                           Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.                                 Prepayment and cancellation

7.1                           Mandatory prepayment and cancellation

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan:

(i)                                      the Lender shall promptly notify the Borrower upon becoming aware of that event;

(ii)                                   upon the Lender notifying the Borrower, the Commitment will be immediately cancelled; and

(iii)                                the Borrower shall repay the Loans, together with accrued interest, on the date specified by the Lender in the notice delivered to the Borrower (being no earlier than fifteen (15) Business Days from the date of such notice or the last day of any applicable grace period permitted by law, whichever is later).

7.2                           Voluntary prepayment

(a)                            The Borrower may, if it gives the Lender not less than five (5) Business Days’ prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Euro Amount of the Loan by a minimum amount of €50,000).

(b)                           The Borrower shall, within three (3) Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan prepaid by the Borrower pursuant to paragraph (a) above.

7.3                           Restrictions

(a)                            Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                           Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs in the case of a prepayment under Clause 7.2 (Voluntary prepayment) only, without premium or penalty.

(c)                            The Borrower may not reborrow any part of the Facility which is prepaid, and accordingly the Commitment in respect of that part of the Facility which is prepaid shall be deemed to have been cancelled.

(d)                           The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                            No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

SECTION 5

COSTS OF UTILISATION

8.                                 Interest

8.1                           Accrual

(a)                            Interest shall accrue daily on each Loan at the rate of 8.00 per cent per annum.

(b)                           Any interest accruing under paragraph (a) above shall be compounded daily (and shall thereafter itself bear interest at the rate set out in paragraph (a) above) and shall be payable in accordance with Clause 6 (Repayment), Clause 7 (Prepayment and cancellation) and Clause 16 (Acceleration).

8.2                           Default interest

(a)                            Interest shall accrue on any Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 2.00 per cent. and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan. Any interest accruing under this Clause 8.2 (Default Interest) shall be immediately payable by the Borrower on demand by the Lender.

(b)                           Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the overdue amount at the end of each day but will remain immediately due and payable.

9.                                 Arrangement fees

9.1                           Arrangement fees

If Closing has not taken place by the Repayment Date, the Borrower shall pay to the Lender an arrangement fee of €306,866 on the Repayment Date.  For the avoidance of doubt, no such amount shall be payable if Closing occurs on or prior to the Repayment Date.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

10.                           Tax gross up and indemnities

10.1                     Definitions

(a)                            In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by the Borrower to the Lender under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

(b)                           Unless a contrary indication appears, in this Clause 10 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

10.2                     Tax gross-up

(a)                            The Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                           The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)                            If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                           If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                            Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3                     Tax indemnity

(a)                            If the Lender is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document, then the Borrower shall (within three (3) Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of a Finance Document.

(b)                           Paragraph (a) above shall not apply:

(i)                                      with respect to any Tax assessed on the Lender under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)                                   to the extent a loss, liability or cost is compensated for by an increased payment under Clause 10.2 (Tax gross-up).

(c)                            If the Lender makes, or intends to make, a claim under paragraph (a) above, it shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

10.4                     Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.5                     Value added tax

(a)                            All consideration expressed to be payable under a Finance Document by the Borrower to the Lender shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                           Where a Finance Document requires the Borrower to reimburse the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses.

11.                           Other indemnities

11.1                     Currency indemnity

(a)                            If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                      making or filing a claim or proof against the Borrower; or

(ii)                                   obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                           The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

11.2                     Other indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(i)                                      a failure by the Borrower to pay any amount due under a Finance Document on its due date; or

(ii)                                   funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone).

12.                           Enforcement costs

The Borrower shall, within three (3) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

REPRESENTATIONS AND UNDERTAKINGS

13.                           Representations

The Borrower makes the representations and warranties set out in this Clause 13 to the Lender on the date of this Agreement.

13.1                     Status

(a)                            Each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                           It and each other VIA Group Company has the power to own its assets and carry on its business as it is being conducted.

13.2                     Binding obligations

The obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations.

13.3                     Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(i)                                      any law or regulation applicable to it;

(ii)                                   its or any other VIA Group Company’s constitutional documents; or

(iii)                                any agreement or instrument binding upon it or any other VIA Group Company or any of its or any other VIA Group Company’s assets;

nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets

13.4                     Power and authority

Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

13.5                     Validity and admissibility in evidence

All Authorisations required or desirable:

(i)                                      to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)                                   to make the Finance Documents to which an Obligor is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

13.6                     Governing law and enforcement

(a)                            The choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

(b)                           Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

13.7                     Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.8                     Pledged shares

(a)                            The shares which are expressed to be subject to any Security under any Security Document are issued, fully paid, non-assessable, solely owned by the Pledgor, free of all Encumbrances other than the Security created under the Security Documents, and freely transferable and pledgeable, and there are no moneys or liabilities outstanding or payable in respect of any such share.

(b)                           No person has or is entitled to any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share capital of any Pledged Company (including any right of pre-emption, conversion or exchange).

(c)                            There are no agreements in force or corporate resolutions passed which require or might require the present or future issue or allotment of any share capital of any Pledged Company (including any option or right of pre-emption, conversion or exchange).

(d)                           The shares subject to the Security created by the Security Documents constitute all of the issued share capital of the Pledged Companies and there are no depository receipts issued with the cooperation of the Pledged Company.

(e)                            There are no silent partnership agreements, profit and loss pooling agreements or equivalent arrangements by which a third party is entitled to a participation in the profits or revenue of a Pledged Company.

13.9                     Margin regulation representations

(i)                                      No Obligor is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

(ii)                                   The proceeds of the Loans will not be used, directly or indirectly, in whole or in part, for “purchasing” or “carrying” Margin Stock or for any purpose which might (whether immediately, incidentally or ultimately) cause all or any part of the Loans to be a “purpose credit” within the meaning of Regulation U or Regulation X.

(iii)                                Neither an Obligor nor any agent acting on its behalf has taken or will take any action which might cause any Finance Document or any document delivered under or in connection with any Finance Document to violate any regulation of the Board (including Regulation T, U or X) or violate the United States Securities Exchange Act of 1934 or any applicable US federal or state securities law.

13.10               US regulation representations

No Obligor is or (in the case of paragraph (v) below) has:

(i)                                      a “holding company”, an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of, or subject to regulation under, the United States Public Utility Holding Company Act of 1935;

(ii)                                   a “public utility” within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920;

(iii)                                an “investment company” or a company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940;

(iv)                               subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness; or

(v)                                  used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

13.11               No breach

Each Obligor has complied with all of the provisions of the Finance Documents that are applicable to it.

13.12               Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request.

14.                           Operational Undertakings

The Borrower gives the same undertakings to the Lender as given by the Sellers to the Purchasers in clause 5.1 (Sellers’ Obligations in Relation to the Operation of the Group) and clause 5.2 (Sellers’ notification requirements) of the Acquisition Agreement.

15.                           Margin regulation undertakings

(a)                            The Borrower shall use the proceeds of the Loans without violating Regulation T, U or X or any other applicable US federal or state laws or regulations.

(b)                           If requested by the Lender and necessary to permit the Lender to comply with applicable law, the Borrower shall, upon written request, furnish to the Lender a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

SECTION 8

ACCELERATION

16.                           Acceleration

16.1                     Acceleration by notice

On and at any time after the occurrence of a VIA Termination Event or Borrower Termination, the Lender may immediately cancel the Commitment whereupon it shall immediately be cancelled, and by twenty (20) (in the case of a VIA Termination Event) or forty (40) (in the case of a Borrower Termination) days’ notice to the Borrower:

(i)                                      declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become due and payable on the expiry of such twenty (20) or forty (40) day period (as the case may be); or

(ii)                                   declare that all or part of the Loans be payable on demand, whereupon they, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents, shall become payable on demand by the Lender made after such twenty (20) or forty (40) day period (as the case may be).

16.2                     Automatic acceleration

If any US Insolvency Event occurs in relation to the Borrower:

(i)                                      the Commitment shall immediately be cancelled; and

(ii)                                   all of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become due and payable twenty (20) days after the date such US Insolvency Event occurs, in each case automatically and without any direction, notice, declaration or other act.

SECTION 9

MISCELLANEOUS

17.                           Changes to the Parties

No Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, save that the Lender may assign any or all of its rights under this Agreement without the Borrower’s consent following the occurrence of a VIA Termination Event.

18.                           No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

19.                           Business Days

(a)                            Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

20.                           Currency of account

(a)                            Subject to paragraphs (b) and (c) below, euro is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                            A Loan made in an Alternative Currency, together with all interest accrued thereon, may be repaid or prepaid in that Alternative Currency.

21.                           Set-off

(a)                            The Lender may set off any obligation due from the Borrower under the Finance Documents against any obligation owed by the Lender to the Borrower, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange determined by the Lender (acting reasonably) for the purpose of the set-off.

(b)                           Without prejudice to the generality of paragraph (a) above, the Lender, the Purchasers, the Borrower and the Sellers acknowledge that all amounts (including the Purchase Price), if any, payable by the Purchasers to the Sellers under the Acquisition Agreement shall be paid net of all amounts owing by the Borrower to the Lender under the Finance Documents, the latter amounts to be converted from euro into US dollars for the purpose of such netting at a market rate of exchange to be determined by the Lender (acting reasonably).

22.                           Notices

22.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

22.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

22.3                     Delivery

(a)                            Any communication or document made or delivered by the Lender to the Borrower under or in connection with the Finance Documents will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or two (2) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular officer is specified as part of its address details provided under Clause 22.2 (Addresses), if addressed to that officer.

(b)                           Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the officer identified with the Lender’s signature below (or any substitute officer as the Lender shall specify for this purpose).

23.                           Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

24.                           Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

25.                           Amendments and waivers

No term of any of the Finance Documents may be amended or waived without the prior written consent of the Lender and the Borrower.

26.                           Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 10

GOVERNING LAW AND ENFORCEMENT

27.                           Governing law

This Agreement is governed by English law.

28.                           Enforcement

28.1                     Jurisdiction

(a)                            The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

28.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law,  the Borrower:

(a)                                   irrevocably appoints Hogan & Hartson Corporate Services Company Limited, One Angel Court, London EC2R 7HJ as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                  agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

1.                                 Obligors

(a)                            A copy of the constitutional documents of each Obligor.

(b)                           A copy of a resolution of the board of directors of each Obligor:

(i)                                      approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                   authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                                authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                            A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                           A copy of a resolution signed by all the holders of the issued shares in the Pledgor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Pledgor is a party.

(e)                            A certificate of the Borrower (signed by a director) confirming that borrowing the Commitment would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(f)                              A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                 Documents

(a)                            A copy of the Acquisition Agreement and each Finance Document, in a form agreed by the Lender and duly executed by all parties thereto (together with any notarisations required in connection such execution).

(b)                           A copy of the Working Capital Projections.

(c)                            A copy of the share register of the PSINet Belgium BVBA/SPRL evidencing the record of the pledge in accordance with the Belgian Share Pledge.

(d)                           A certified copy of the articles of association of PSINet Belgium BVBA/SPRL, amended to permit the transfer of its shares in the context of the Belgian Share Pledge.

(e)                            In respect of the Dutch Share Pledge:

(i)                                      a notarial copy of the Right of Pledge; and

(ii)                                   a copy of the share register of the PSINet Netherlands B.V. evidencing the record of the pledge in accordance with the Dutch Share Pledge.

(f)                              In respect of the French Share Pledge:

(i)                                      the original statement of pledge;

(ii)                                   the original attestations de gage; and

(iii)                                a certified copy of each of the registre des mouvements de titres and the Pledgor’s account evidencing the registration of the pledge.

(g)                           In respect of the German Share Pledge:

(i)                                      certified copy of the Share Pledge Agreement;

(ii)                                   copies of the declarations of consent to be sent to the Pledgee and the Pledgor and the public notary including the respective evidences of receipt; and

(iii)                                copy of the notification letter to PSINET Germany GmbH including acknowledgement or evidence of receipt.

3.                                 Legal Opinions

In respect of each of the Security Documents, a legal opinion of the legal advisers to the Obligors in the relevant jurisdiction.

SCHEDULE 2
UTILISATION REQUEST

From:                                              [Borrower]

To:                                                          [Lender]

Dated:

Dear Sirs

VIA NET.WORKS INC. - €5,370,157 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                 We wish to borrow a Loan on the following terms:

Proposed Utilisation Date (which is a Permitted Utilisation Date):                                 [                   ]

Amount:                                                               [                   ] or, if less, the Available Commitment

3.                                 We attach the relevant Cash Requests which are current as of [•] (being a date no more than five (5) Business Days earlier than the date of this Utilisation Request).

4.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5.                                 The proceeds of this Loan should be credited to :

Bank:
Account Name:
Account Number:
Sort Code:

6.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of the Borrower]

The Borrower

VIA NET.WORKS, INC.
Address:	H. Walaardt Sacrestraat 401-403
1117 BM Schipol
The Netherlands

Fax No:	+31 205 020 0001

Attention:	Matt Nydell (Senior Vice President and General Counsel and Secretary)

By:	/s/

The Lender

CLARA.NET HOLDINGS LIMITED

Address:	PO Box 274
36 Hilgrove Street
St. Helier
Jersey JE4 8TR
Channel Islands

Fax No:	+44 1534 768 612

Attention:	Denis Therezien

With a copy to:

CLARANET GROUP LIMITED

Address:	21 Southampton Row
London WC1B 5HA

Fax No:	+44 20 7681 2564

Attention:	Charles Nasser

By:	/s/